      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2001

                                               REGISTRATION NO. 333- _____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           PRICELINE.COM INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                      06-1528493
 (State or Other Jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                      Identification No.)

                           --------------------------
                             800 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854
               (Address of Principal Executive Offices) (Zip Code)
                           --------------------------
                          1999 OMNIBUS PLAN, AS AMENDED
                            (Full Title of the Plan)
                           --------------------------


                             PETER J. MILLONES, ESQ.
                           PRICELINE.COM INCORPORATED
                                 GENERAL COUNSEL
                             800 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854
                                 (203) 299-8000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                                ==============================================================================
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF             AMOUNT TO BE     OFFERING PRICE          AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED  REGISTERED (1)    PER SHARE (2)      OFFERING PRICE (2)    REGISTRATION FEE
 -------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.008 per share.............       10,000,000        $  7.80          $  78,000,000          $  19,500


 -------------------------------------------------------------------------------------------------------------

(1) This registration statement covers an additional 10.0 million shares of common stock, par value $0.008 per share, of priceline.com consisting of shares which may be sold or issued under the 1999 Omnibus Plan, as amended. The maximum number of shares which may be sold or issued under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted on The Nasdaq National Market on July 9, 2001 (within 5 business days prior to filing this registration statement).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by priceline.com with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

      (a) Priceline.com's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      (b) Priceline.com's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

      (c) Priceline.com's Current Reports on Form 8-K, dated February 6, 2001, February 15, 2001 (with respect to Item 5), May 8, 2001 and June 5, 2001; and

      (d) The description of priceline.com's common stock contained in priceline.com's Registration Statement on Form 8-A filed on March 18, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

      All documents filed or subsequently filed by priceline.com pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares being offered hereby has been passed upon for priceline.com by Peter J. Millones, General Counsel of priceline.com.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

      As permitted by Delaware law, Article Seventh of priceline.com's certificate of incorporation provides that (1) priceline.com is required to indemnify its directors and officers to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; (2) priceline.com is permitted to indemnify its other employees to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its by-laws or agreements; (3) priceline.com is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the certificate of incorporation are not exclusive.

      As permitted by Delaware law, priceline.com's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to priceline.com or its stockholders; (2) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of Delaware General Corporation Law regarding payments of dividends, stock purchases or redemptions which are unlawful; or (4) for any transaction from which the director derived an improper personal benefit. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to priceline.com for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      As permitted by Delaware law, priceline.com has purchased insurance covering the company's directors and officers against liability asserted against them in their capacity as such.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.     EXHIBITS.

      The Exhibits to this registration statement are listed in the Exhibit Index on page 8.

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by priceline.com pursuant to Section 13 or
      Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of priceline.com's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of priceline.com pursuant to the foregoing provisions, or otherwise, priceline.com has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by priceline.com of expenses incurred or paid by a director, officer or controlling person of priceline.com in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, priceline.com will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 13th day of July, 2001.

                                    PRICELINE.COM INCORPORATED


                                    By: /s/ Richard S. Braddock
                                        ----------------------------------------
                                        Richard S. Braddock
                                        Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jeffery H. Boyd, Peter J. Millones and Thomas P. D'Angelo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                       TITLE                              DATE
              ---------                                       -----                              ----

       /s/ Richard S. Braddock            Chairman & Chief Executive Officer                 July 13, 2001
---------------------------------------   (Principal Executive Officer)
         Richard S. Braddock



        /s/ Thomas P. D'Angelo            Senior Vice President, Finance & Controller        July 13, 2001
---------------------------------------   (Principal Accounting Officer)
          Thomas P. D'Angelo



           /s/ Robert Mylod               Chief Financial Officer                            July 13, 2001
---------------------------------------   (Principal Financial Officer)
             Robert Mylod


              SIGNATURE                                       TITLE                              DATE
              ---------                                       -----                              ----


         /s/ Paul A. Allaire              Director                                           July 13, 2001
---------------------------------------
           Paul A. Allaire


          /s/ Ralph M. Bahna              Director                                           July 13, 2001
---------------------------------------
            Ralph M. Bahna


         /s/ Paul J. Blackney             Director                                           July 13, 2001
---------------------------------------
           Paul J. Blackney


         /s/ William E. Ford              Director                                           July 13, 2001
---------------------------------------
           William E. Ford


          /s/ Marshall Loeb               Director                                           July 13, 2001
---------------------------------------
            Marshall Loeb


       /s/ N. J. Nicholas, Jr.            Director                                           July 13, 2001
---------------------------------------
         N. J. Nicholas, Jr.


        /s/ Nancy B. Peretsman            Director                                           July 13, 2001
---------------------------------------
          Nancy B. Peretsman


           /s/ Ian F. Wade                Director                                           July 13, 2001
---------------------------------------
             Ian F. Wade

                                  EXHIBIT INDEX


EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

      5.1 Opinion of Peter J. Millones, Esq., General Counsel of priceline.com.

      10.67       Priceline.com 1999 Omnibus Plan, as amended.

      23.1        Consent of Deloitte & Touche LLP.

      23.2 Consent of Peter J. Millones, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

      24.1        Power of Attorney (included on Signature Page).